UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007 (February 9, 2007)

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VENTURES-UNITED, INC.

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(Exact name of registrant as specified in charter)

Nevada	000-32921	87-0365131
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2206 Plaza Drive, Suite 100

Rocklin, California 95765

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(Address of Principal Executive Offices)

(916) 771-0900

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(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

This Form 8-K and other reports filed by Ventures-United, Inc., a Nevada corporation the “Registrant” or “Parent” from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on February 9, 2007, the “Registrant” or “Parent”, executed a Share Exchange Agreement (“Exchange Agreement”) by and among Tryant, LLC (referred to as the “Majority Shareholder”) and the Registrant on the one hand, and Avasoft, Inc., a California corporation (“Target” or “Avasoft”), and the shareholders of all of Target’s common stock (the “Target Shareholders”) on the other hand.  Under the Exchange Agreement, on the date of the closing (“Closing Date”), the Registrant issued one share of the Registrant’s Common Stock (the “Parent Shares”) to the Target Shareholders in exchange for each share of Target common stock and issued an aggregate of 13,702,534 Parent Shares (“Target Shares”).  In addition, all warrants (“Derivative Securities”) that may be exercised into Target Shares were exchanged for Derivative Securities that may be exercised into Parent Shares. The number of Parent Shares underlying the new Parent Derivative Security will equal the number of Parent Shares that would have been issued to the Target security holder, had the security holder exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing. Pursuant to the Exchange Agreement, Parent issued warrants that may be exercised or converted, as the case may be, into 3,745,000 Parent Shares.

The Parent Shares issued at closing shall equal approximately  91% of the outstanding shares of the Registrant’s common stock.  Combined with Parent Shares issuable pursuant to Parent Derivative Securities issued at closing, the Parent Shares issued at closing shall equal up to 93% of the outstanding shares of the Registrant’s common stock.

In addition, Majority Shareholder will indemnify Avasoft and its shareholders for any loss, liability, claim, damage or expense to which it or they may become subject arising out of or based on, among other things,  (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Parent and/or Parent Shareholders herein in this Agreement and  (ii) any and all liabilities existing prior to the Closing.  Majority Shareholder will also be granted a warrant to purchase 250,000 shares of our common stock at $1.00 per share for a 36-month period.

Majority Shareholder also agreed to a lock-up/leak-out agreement in which it would not sell up to 929,380 shares of Parent common stock; provided, that it could sell 1/12th of its holdings each month after the Closing, until 12 months had passed after which it could sell its shares without any further restriction.

The closing of this transaction (the “Closing”) occurred on February 9, 2007 (the “Closing Date”).

Item 2.01 Acquisition or Disposition of Assets

Under the Exchange Agreement, on the Closing Date, the Registrant issued Parent Shares to the Target Shareholders in exchange for approximately 91% of the capital stock of Target.  The Registrant issued one Parent Share to the Target Shareholders in exchange for every Target Share.  In total, the Registrant issued 13,702,534 Parent Shares to Target Shareholders.  In addition, all outstanding  warrants (“Derivative Securities”) that may be exercised or converted into Target Shares were  exchanged for Derivative Securities that may be exercised or converted into Parent Shares.  The number of Parent Shares underlying the new Parent Derivative Security will equal the number of Parent Shares that would have been issued to the Target security holder, had such holder exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing.  As a result of the Exchange, Target shareholders owned 91% of Parent after the Closing Date.  On a fully-diluted basis, former holders of Target common shares and warrants would hold 93% of the Parent Shares immediately after the Closing Date.

In consideration of an indemnification covenant, on the Closing Date, Target will pay Tryant $510,000 in cash for indemnification obligations of the Parent in case of any Parent liabilities prior to the Closing Date, or any breach of Parent representations and warranties.  Parent granted Minority Shareholder a warrant to purchase 250,000 shares of its common stock at $1.00 per share for 36 months.

The parties’ completion of the transactions contemplated under the Exchange Agreement (the “Closing”) were subject to the satisfaction of certain contingencies including, without limitation, the lack of breach of any representations and warranties and performance of certain covenants. The directors of the Registrant and holders of a majority of Parent Shares have approved the Exchange Agreement and the transactions contemplated thereunder.  Target’s directors and the Target Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”).

The closing of this transaction (the “Closing”) occurred on February 9, 2007 (the “Closing Date”).

Prior to the transaction, the Registrant was a development stage company with no current operations.  From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Target.

In this report, when we use phrases such as "we," "our," "company," "us," we are referring to Ventures-United, Inc. and Target as a combined entity.

DESCRIPTION OF BUSINESS

Overview

Avasoft, Inc. was incorporated in the State of California in November 2005.  Since inception, Avasoft has focused primarily on developing its cartridge technology, entering into strategic partnerships to produce its ice cream system and building its sales and distribution infrastructure.  Avasoft began generating revenue in January 2006.

Avasoft sells soft serve ice cream in a unique and groundbreaking way.  We own perpetual marketing rights in North America to an innovative system of ice cream delivery that has earned widespread success in several European markets.  This delivery system is comprised of two parts -- a portable metal dispenser machine and a plastic, single-use cartridge containing ice cream.  The dispenser plunges the ice cream through the cartridge into a cone or other serving container.  The result is ice cream with the same look, taste and texture of soft serve ice cream produced by traditional, specialized soft serve machines.  However, unlike conventional machines, which are large, expensive to purchase and operate, and require special cleaning procedures to minimize health risks, our system is easily portable, inexpensive and completely sanitary.  As a result of these and other factors, we believe the Avasoft system will enable thousands of food service operators to enter or expand their presence in the soft serve sector of the $20 billion U.S. frozen dessert market, where previously it had not been practical or economical to do so.

The Company has established all of the necessary components to operate its business, including licensing the system from its inventor in the United Kingdom and forming several strategic business partnerships, including partnerships with (i) a metal press company, which manufactures and ships the dispenser machines directly to our customers, (ii) a dairy equipment manufacturer, which manufactures both our single-use cartridges as well as the machines dairies must use to fill cartridges, and then ships these items to dairies, and (iii) a dairy that creates our ice cream, fills cartridges with ice cream, and then ships filled cartridges either directly to our customers or to U.S. Cold  Storage Company, who stores our product and eventually ships to our customers.  Because we never take physical possession of either the dispenser machines or the ice cream product (although we do, at times, take ownership and legal possession of our product), we effectively operate as a sales and marketing organization.  To manage this function, we use an extensive network of food distributors, which have large sales staffs and access into thousands of food service accounts.  Since beginning our sales efforts in January 2006, we have placed approximately 600 dispenser machines and have received initial product orders of 20,000 cases, or 480,000 single-serving cartridges.

The Soft Serve Ice Cream Market

The Company’s market, soft serve ice cream, is a component of the larger U.S. frozen dessert market, an over-$20 billion industry that the U.S. Department of Agriculture (USDA) reports exceeded 1.5 billion gallons of consumption in 2004.  The soft serve market accounted for 29%, or 444 million gallons of this total, representing close to $7 billion in sales.

U.S. consumers spend approximately $12.5 billion at soft serve and scoop ice cream retail locations on an annual basis according to the USDA.  This robust away-from-home industry is driven by four main factors: (i) soft-serve ice cream can only be dispensed from specialized machines and cannot be produced at home; (ii) ice cream is in large part an “impulse buy” when consumers are away from home; (iii) a trip to an ice cream store, or the “ice cream experience,” is a popular form of family entertainment; and (iv) retail locations offer a far wider variety of flavors to suit the tastes of individual family members than even the most well-stocked home.

While the U.S. population has for many years enjoyed the existing systems of ice cream delivery, our unique serving method is likely to increase the visibility and reach of soft serve ice cream.  In Europe, the system upon which the Company’s product is based was first launched in 2002 by Unilever plc, a large Anglo-Dutch food and consumer goods company, under the brand name of “Cornetto Soft.”  In its first full year of marketing, Unilever sold over 100 million units in Europe alone and called the product its “fastest and biggest success in Europe.”  The Company has learned that Unilever has placed over 100,000 dispenser machines and sells an estimated 500 million units on an annual basis in Europe, generating approximately $400 million in revenues.

With the U.S. population exceeding that of Europe, as well as a substantially higher per capita consumption of ice cream, we believe that we are positioned to grow our business and share of the U.S. market significantly.  In addition, because existing delivery systems in the United States are cost prohibitive and difficult to operate, we believe we have the potential to effectuate an actual increase in U.S. market size through the adoption of our innovative delivery system, which provides food service operators with much greater access to ice cream vending than ever before.

Growth Strategy

Our goal is to become the leading provider of soft ice cream dispensing systems in the United States.  We intend to build our sales efforts in our potential markets through implementation of our marketing plan.

The principal elements of the Company's growth strategy include:

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Broadening Customer Base. We seek to broaden our customer base by offering our product through a direct sales campaign to venues with captive consumers such as schools, airports and grocery stores.

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Emphasizing Competitive Advantages. The Company's marketing efforts will emphasize the versatility, cost-effectiveness, quality and ease of use of the disposable soft serve cartridge technology. A significant portion of the proceeds of this Offering will be used to fund the Company's sales, marketing and distribution efforts.

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Increasing Sales of Dairy Products. We seek to diversify the use of our soft serve cartridge-based dispensing technology to other dairy products such as whipped cream, yogurt and cheese.

Our Product Offering

Our ice cream’s taste, look and texture fit it into the soft serve category, despite its not being dispensed from a traditional soft serve machine.  We currently offer five flavors in both premium and low-fat varieties: vanilla, strawberry, mint marble, cookies ‘n cream and chocolate.  We have the ability, through our dairy partnerships, to introduce new flavors and nutritional varieties of ice cream (such as non-fat yogurt and ice cream), and we intend to do so as we expand our sales efforts.

Our ice cream is packaged in single-serving size, molded polyurethane cartridges that require no extraordinary temperature control efforts or treatment.  Our product has an optimum serving temperature of five degrees Fahrenheit, which can be easily maintained in a standard freezer.  To assist our customers in maintaining the proper temperature, we provide a temperature probe with the delivery of each dispenser unit.

Because one of our largest target markets is the secondary school system, we have produced our low fat ice cream in a manner that meets or exceeds most schools’ nutritional standards.  While the requirements vary from state to state, most impose a “30-10-30” standard which refers to 30% total fat, 10% saturated fat, 30 grams of sugar by weight, or “35-10-35” product standard, referring to the amount of sugar and fat permitted in each serving.   Most ice cream cannot conform to these requirements because the overhead costs are too high to justify its production.

Our product is very competitively priced in the market.  Pricing to our distributors from $14.50 to $17.00 per case delivered with a minimum order of four pallets.  Smaller distributors may also order from us directly for a price of $17.00 per case.

Target Markets and Customers

We launched our sales efforts in January 2006, and have started to gain significant traction through our food brokers and distributor network.  Since beginning our sales efforts in January 2006, we have placed approximately 600 dispenser machines and have received initial product orders of 20,000 cases, or ~480,000 single-serving cartridges. While the majority of our sales in 2006 have come from secondary schools, we have also made significant entrée into the concession market, including a commitment from Qualcomm Stadium in San Diego.

The Company’s target markets consist primarily of cafeteria-style establishments, and concession outlets across the country.  Cafeterias are food locations that serve “captive” customers, such as students at secondary schools and personnel at military bases.  Concession outlets are food outlets within a venue, such as an entertainment, spectator, recreation or retail environment.  The Company is pursuing a dual track, targeting both of these markets at the same time.  However, our early focus has been on the cafeteria market, namely secondary schools, because of their large audiences, high potential sales volumes and financial visibility.

Cafeteria Market

The Company is focusing a substantial portion of its early sales efforts on penetrating the secondary school market, beginning in California and then expanding on a regional basis.  Our initial focus on California is due to our well-established relationships with a large number of school districts throughout the state, as well as with distributors that sell into such accounts.  According to public sources, there are 2,062 secondary school venues in California alone.  Because California represents approximately 10% of the U.S. population, we estimate a total U.S. market of 20,000 secondary institutions.

We will also focus on the military and this market potential, which, as of December 31, 2005, consisted of 894,921 active military personnel within the continental United States, with an additional 211,712 personnel positioned around the world, not including the almost 250,000 troops temporarily positioned for military initiatives such as Operation Iraqi Freedom.  Both domestic and overseas military personnel represent potential customers for the Company.

Concession Outlet Market

The concession outlet market includes any venue that is not captive (in contrast to the cafeteria market), but where food products are or could be sold.  Our sales managers have identified the most probable of such concession targets, several of which may have never sold any form of ice cream.  For instance, there are approximately 570,000 restaurants, 65,000 grocery stores and 80,000 gas stations in the United States, all of which are potential venues for our soft serve ice cream.

Production

Dispenser Production

Following multiple group discussions and one focus group, we designed a product dispenser that could be made with a variety of different colors and metals, such as stainless steel or anodized aluminum.  We outsource the manufacturing of our dispenser to Boehm Pressed Steel (“BPS”), an ISO-certified custom metal stamping business established in 1918.  In addition to its industry reputation for high-quality product manufacturing, BPS has extensive shop capacity and manufactures over 40 million parts per year from its Valley City, Ohio facility.  As part of its agreement with us, BPS warranties its dispensers for a period of one year.  BPS has allocated 3,000 square feet of its 40,000 square foot facility for the sole production of our machines, with the ability to produce more than 1,000 dispensers per month, which should exceed our foreseeable volume requirements.

BPS has invested more than $250,000 on tooling costs and on the design of our dispenser.  BPS has partnered with Avasoft and makes no profit on the production of the dispensers, selling them to us at their cost, rather BPS will recoup its investment  from the sale of Avasoft’s ice cream product.  This gives BPS the ability to earn a much higher profit than from equipment sales alone, and provides us with a vested partner motivated by product sales instead of equipment sales.  BPS has also agreed to join our marketing alliance, meaning they are logistically responsible for the shipping of dispensers, although Avasoft pays for all shipping costs. Our agreement with BPS through Avalanche was executed in 2004 and has a term of ten years.

Cartridge Production

The cartridge that holds the ice cream is a key component to our business, as it must interface with the dispenser, the dairy filling equipment, and the end user.  For the design and production of the cartridges, we worked with Norse Dairy Systems (“NDS”), one of the largest specialty manufacturers in the country of parts and products to the dairy industry.  We developed both the cartridge and cartridge plunger with an injection molded polyurethane plastic.  On top of the 2x5 inch cartridge is a heat-produced paper seal that protects the product and provides for a 12-month shelf life.  The injection molder uses a 32-cavity tool for both the cartridge and plunger, allowing the manufacturer to make 32 of each unit simultaneously with one strike of the press, thereby greatly decreasing cycle times and product costs.  This process gives us the ability to produce over 30 million cartridges per year.  Norse out sources the injection molding and cartridge production function to a facility operated by Majors Plastics, located in Omaha, Nebraska, making it convenient for shipping to dairies around the country.

Dairy Filling Equipment

In order to maintain compatibility with existing high-speed dairy filling equipment, the Company  entered into an agreement with NDS, whereby NDS would produce and distribute to participating dairies both the cartridges and the filling machines.  The Company believes NDS is the only source in the United States for the filling equipment, based upon its extensive expertise and portfolio of patents.  Pursuant to our agreement, NDS will produce and manufacture the filling and cartridge machine, for which it has invested $600,000 to do so, and then distribute the filling machines to the dairies with whom we partner.  We have agreed to reimburse Norse approximately $400,000 for this investment out of a portion of our revenue stream from cartridge sales. The equipment will be free of charge to the dairies, although the dairies must purchase their cartridges from NDS.  Much like our relationship with BPS, NDS earns a profit from cartridge sales and not from the sale of machines, which keeps our incentives aligned on product sales.  Norse charges participating dairies for each cartridge sold, of which a portion is paid to BPS, and another portion is paid to Ezee Whip Ice Cream (Overseas) Limited.  Norse controls the accounting process related to these distributions.

Our agreement with NDS was executed in 2004 through our affiliate, Avalanche, and amended in April 2006 and has a term of ten years.  As part of that agreement, NDS cannot manufacture or distribute the cartridges for a period of five years after the termination of the agreement.  We also agreed to exclusively license our technology to NDS.

Ice Cream Production and Filling

The last aspect of our business is the ice cream product itself.  We are free to work with as many dairies as we choose.  We produce our product at regional dairies that also produce ice cream, ice cream novelties, and other frozen desserts for major national vendors as well as under their own brands. These dairies have the capability to produce a variety of flavors and handle large runs.  Avasoft only chooses dairies that receive consistently high scores from the USDA and oother auditing organizations for its health and safety standards.  Once our product is manufactured by these regional dairies it is either shipped to the customer directly or held in cold storage at a facilities around the country.

Business Model

The Company’s business model consists of placing our portable dispenser machines at cafeterias and concession outlets around the country.  We use a large network of food brokers and distributors to place machines at targeted accounts and to take product orders.  We have initiated our sales efforts in the western United States, addressing the most readily suited target markets, such as secondary schools, high volume concession venues, food chains, national accounts, and leisure locations.  While we continue to penetrate the western U.S. market, going forward we will expand our sales efforts eastward.

We retain ownership over each machine we place but require customers to pay a $250 security deposit for its use.  Because this arrangement is not categorized as a “purchase,” customer accounts such as schools are able to avoid typical lengthy or inconvenient procurement procedures.  This also helps to ensure that only Avasoft product is dispensed by our machines and enables us to regain possession of the dispenser should customers wish to stop ordering product from us.  In addition, by not requiring any investment other than a partially refundable deposit (customers can receive $200 of the $250 deposit if the dispenser is returned within 30 days), this system also decreases any risk to our potential retail customers in offering our product to their customers.  The Company purchases its dispenser machines from its manufacturing partner.  The difference between the deposit price and our actual cost is used to pay incentives to the Company’s distributors and other costs associated with the placement of the machines, such as shipping costs and product liability insurance.

Once machines are placed at retail customer venues, product orders are taken through the food brokers and/or distributors and processed through our account managers.  The Company sells the cartridges in minimum orders of one pallet and as large as a full truckload.  The suggested retail price for the product ranges from $1.50 in schools to $3.00 or more at event venues or retail locations.

We outsource the manufacturing of dispensers, filling machines and cartridges, as well as the production of the ice cream product.  We do not take physical possession of either the dispenser units or the ice cream cartridges (although we do, at times, take ownership and legal possession of our product), as they are shipped directly from the manufacturers to our customers, or to cold storage facilities around the country, which stores our product and then ships to our customers.  Accordingly, our efforts are focused exclusively on the marketing of our system and in managing the networks of food brokers and distributors who market and sell the Avasoft product line.

Sales and Marketing

The Company’s primary function consists of sales and marketing of the Avasoft product line.  Initially, our efforts have been concentrated on the development and support of a food broker network, which trains the sales forces of different food service distributors with strong ties to our prospective customer base of cafeteria and concession venues.  We believe the development of a large network of distributors provides the most leverage to our marketing efforts, as these organizations have extensive sales forces, several in excess of 100 persons.  Our management has longstanding relationships with food brokers and distributors and continues to develop these contacts through the efforts of our internal account managers, our presence at food trade shows and our direct mailing campaigns.

Over the past few months, we have focused on building our internal sales division, which began with one person at the beginning of 2006 and is expected to reach nine full-time staff in 2007.  We pay our sales personnel set salaries and have developed a sales incentive program, whereby sales representatives can earn bonuses and awards for reaching and exceeding machine placement goals created by senior management.

Distribution

In conjunction with our sales and marketing plan, we have focused on attracting and securing relationships with food distributors that will provide us with the greatest access to the market.  Since the launch of our sales efforts, we have been successful at developing relationships with both direct distributors and indirect distributors.  Direct distributors are organizations that sell directly to the end customer, without selling through other distributors.  Direct distributors typically have large account bases and substantial sales forces.

Indirect, or “master,” distributors service a large number of retail accounts but sell to those accounts through smaller distributors.  We have met with many of these organizations and have secured some level of commitment by each to represent our product.  This is a significant development for the Company, as this group of indirect distributors on average sells through approximately 30 smaller distributor accounts.  Through these relationships, we have the ability to extend our reach to practically every consumer vertical.

Competition

At present, there are three primary methods of ice cream delivery in the United States: (i) electric soft-serve ice cream dispensers, (ii) manual scooping of ice cream from three-gallon tubs housed in freezer dipping cabinets and (iii) single-portion ice cream dispensers, such as ours.

Electric Soft Serve Dispensers

Electric dispensers have been in the market for many years and constitute the primary delivery means of soft serve ice cream in the United States.  The dispensers are large and heavy, require a great deal of electric power (220 volts), and typically cost between $10,000 and $18,000 per unit.  As a result, their market reach has historically been limited to dedicated ice cream vendors or high-volume concession operators, who have the financial resources, floor space and personnel to operate the units effectively and economically.  Because these machines actually produce the ice cream product on site, they require a dedicated freezer chamber, which limits the number of servings they can produce per hour, as well as limiting the number of flavors they can offer to only one or two at any given time.  Moreover, the nature of the ice cream production is such that the product interacts with multiple machine components, requiring daily cleaning to avoid growth of bacteria.  If done correctly, this cleaning process requires a minimum of 20 minutes of labor, many gallons of water and the lubrication of o-rings.  Personnel operating these machines, therefore, must be trained not only in using them to deliver the product but also in their cleaning.

Dipping Cabinets

A “dipping cabinet” is a form of ice cream delivery that includes any product produced in an offsite dairy and then scooped, or “dipped,” at a vendor’s location.  Typically, this is a “hard” form of ice cream that comes in three-gallon tubs and is stored at a vendor site in frozen cabinets holding anywhere from four to 16 different flavors.  Dipping cabinets typically cost between $2,500 and $5,000.  Because of the cost, space requirements for the cabinets and a short shelf life of the product once the tubs are opened (just a few days), this form of delivery is most commonly found in dedicated ice cream parlors or other high-volume food concessions.  Like the electric soft-serve dispensers, this form of delivery carries with it risks of unsanitary conditions and inconsistent portion size.  Efficiency concerns, or the rate at which personnel are able to physically scoop product and clean equipment, may also affect sales volume and capacity.

Single-Portion Dispensers

We know of only one other company in the United States with a single-portion dispenser similar to that marketed by us.  This competitor, the Spirit Ice Cream Company, LLC™ (“Spirit”), located in Omaha, Nebraska, is an authorized distributor of the One-Shot® system, which is a registered trademark of One-Shot Corporation Ltd, a U.K. corporation.  Spirit began marketing its dispenser in 2004.  While Spirit holds several of the unique attributes and benefits of the Company’s dispenser, management believes there are several distinct differences between the two companies: (i) the Spirit dispenser is electric, while the Avasoft system is entirely manual; (ii) Spirit sells its dispenser to the vendor, whereas Avasoft retains ownership of the dispenser, taking only an upfront deposit; (iii) the initial cost to Spirit’s vendors (approximately $3,500) is substantially greater than the $250 deposit we charge our vendors; (iv) Spirit is focusing its marketing efforts on higher profit margins, as opposed to Avasoft’s emphasis on higher sales volumes; and (v) the two companies, at least initially, are marketing their products in two different geographical regions, Avasoft in the western United States and Spirit starting in Nebraska and nearby states.

In addition to Spirit, we may also face competition from Unilever, which has been highly successful in Europe.  Unilever has, through a settlement with EZEE Whip an assurance from EZEE Whip that it will not prosecute any infringement claim against Unilever on a worldwide basis, including North America.  However, our exclusive arrangement with Norse Dairy Systems may hinder Unilever from obtaining the necessary filling machines in the United States.

Competitive Advantages

We believe that the Avasoft product offering is superior to existing methods of ice cream delivery in the United States and presents a solution that may greatly increase the number of domestic ice cream vendors.  Because the purchase of ice cream is largely regarded as an “impulse buy,” greater breadth and availability of our product could increase the size of the U.S. ice cream market itself, as well as our share of that market.  We believe the Company’s most notable competitive advantages are as follows:

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Low Entry Cost to Vendors.  Requiring only a $250 deposit, we empower vendors with a standard freezer to enter the market, whereas competing methods of ice cream delivery have historically proved cost prohibitive for many potential customers.  As such, we are able to access venues that have never previously sold ice cream products.

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Controlled Profit Margins.  Vendors are better able to control margins with the Avasoft product, because our system: (i) eliminates waste associated with discretionary portions delivered by sales personnel; (ii) reduces labor expenses because there is no need for cleaning; and (iii) increases customer retention by being able to deliver product in an expeditious manner, without having to wait for machine production or manual scooping.

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No Sanitation Issues.  Because our single-serve cartridges come straight from the dairies and because our dispensing machines interact only with the outer cartridges, the ice cream product never makes contact with the dispensing machine.  Accordingly, without any need for cleaning or sterilization procedures, the risk of bacterial growth or contamination is non-existent, all health-safety regulations are easily met and consumer confidence in the safety of our product is well justified.

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Extensive Product Choice.  We have the ability to offer far more flavors of ice cream than existing delivery systems because we are not limited by the one or two flavors that conventional soft serve machines can produce or the space requirements for each three-gallon tub flavor of hand scooped ice cream.  A standard freezer can hold close to 1,000 cartridges, so our vendors can carry as many flavors as they can cartridges.

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Product Consistency.  Because our product is made only in our partner dairies and is stored at standard freezer temperatures, we believe that our product will be delivered with the same consistency in every serving.  Unlike a soft serve machine, the percentage of product “overrun” (defined as the amount of air in the product) is precise and consistent, which means that Avasoft ice cream is never delivered heavy and icy (which happens when overrun is too low) or wet and melted (which occurs when overrun is too high).

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Lower Fat and Sugar Content.  Our low fat ice cream has lower fat and sugar content which, unlike many dessert offerings in public schools, conforms to new California dietary and nutritional standards.

Intellectual Property and Licenses

We have entered into a number of necessary contractual agreements, so as to preserve the greatest degree of exclusivity and create as many competitive barriers to entry as possible.  In addition, our strategic partnerships collectively provide third party validation of our business model, each having made substantial investments in their respective components of our business.

Patent License

Our founder, James R. Wheeler, conceived the concept for the Avasoft business model several years ago, including the design of the ice cream cartridge, which is the foundation of our product distribution.  After researching the market for competing product designs, Mr. Wheeler discovered a U.K.-based company, Ezee Whip Ice Cream (Overseas) Limited (“Ezee Whip”), which had already designed and received patents for the product that had been conceptualized.  With the advice of counsel, Mr. Wheeler came to recognize that his product could not be created without infringing upon the Ezee Whip patent.  Mr. Wheeler then contacted the principals of Ezee Whip and negotiated a license of their patent for distribution in North America., No other parties have been or will be granted a license for the product in North America; provided, however, that Unilever plc has, through a settlement with EZee Whip an assurance that they will not be prosecuted for infringement on the patent worldwide, including North America.  Outside of North America, there are several licensees of the Ezee Whip system, the largest being Richmond Foods, which hold a license for the system and markets its product under the Nestle brand name.

In addition to holding the patent license for the system, we intend to gain industry and product insight and knowledge from the principals of Ezee Whip, who played a large role in the rollout of the product in Europe.  These individuals have already rendered substantial advice to us and our other partners relating to the design of the dispensers and cartridges, as well as the ice cream formulations.

Governmental Regulations

Because we do not actually produce the product we market, and because it does not come in direct contact with our dispensing machines, we are not subject to any government regulations, including U.S. Food and Drug Administration regulations, and therefore do not need any certifications or registrations.  However, our dairy producers are subject to government regulation by the USDA and the FDA, and to our knowledge, are properly licensed.

Employees

In 2007 we expect to have 16 full-time employees.  In addition, we use three part to full-time contractors.  No employee is represented by a labor union, and we have never suffered an interruption of business caused by a labor dispute.

Legal Proceedings

We are not a party to any pending or, to our knowledge, threatened legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Background and Overview

Avasoft commenced its operations in first quarter 2006 with two employees and limited resources.  In an effort to raise the needed capital to grow the business, further develop its system, and establish a sales and distribution network, Avasoft formally began its fund raising activities in May 2006 with the help of an NASD licensed broker-dealer placement agent, Brookstreet Securities.   The initial placement agreement contemplated completion of raising up to $7.0 million dollars no later than October 2006 but in all likelihood to be completed by August 2007.  As of this date, we have raised approximately $4.1 million in gross proceeds through this offering process.

Immediately prior to the Closing, we purchased all of the outstanding shares of Avalanche from Mr. Wheeler and the other Avalanche shareholders for $1.3 million cash, with $500,000 due within two weeks of signing and the remaining $800,000 due based on Avasoft achieving certain performance targets related to overall dairy cartridge sales.  By acquiring Avalanche, we will assume the contracts originally entered into by Avalanche with its strategic partners.

In order to continue operations, Avasoft incurred several short term bridge notes.  These debt obligations were taken on an “as needed” basis.  While they allowed Avasoft to continue operations, these notes were insufficient to enable Avasoft to engage in a robust sales and marketing effort.  Therefore, prior revenue results have fallen below management’s expectations.

One of the side effects of the delay in the anticipated funding was that the additional time allowed Avasoft the chance to “test market” its product, and to observe customer concerns, desires, and requirements.  This additional data gathering and market testing has allowed Avasoft to gear up for future sales and marketing efforts as well as improve its overall product quality.  Avasoft expects, that with the completion of additional financing, that sales and operating profits will increase significantly over 2006 amounts.

Liquidity and Capital Resources

Avasoft lost $2,430,132 during the period from November 16, 2005 (“Inception”) through September 30, 2006. During the period from Inception through September 30, 2006, Avasoft incurred an operating loss and negative cash flow from operations. As Avasoft plans to increase its revenue in 2007, we expect to decrease the negative cash flow from operations.  In order to maintain our business during the next 12 months, projections require us to raise an estimated $3 to $6 million of additional capital. To date, we have raised $4.1 million through the Brookstreet-led private placement of Avasoft’s equity securities.  We may raise up to an additional $2.9 million through this offering.  Depending on how much money we are able to raise in this offering, market conditions, and cash needs, we may raise additional capital in the twelve months by means of a private placement or other financing vehicle.

In addition to raising capital through private placements, we are exploring the possibility of engaging a corporate investor whose business areas can potentially leverage Avasoft’s products. A strategic investor may be granted a favorable business arrangement, such as an exclusive marketing arrangement as an inducement to make an investment in Avasoft. We believe that there are potential strategic investors who could leverage Avasoft’s technology to increase their own sales and contracts to much larger volumes than Avasoft could attain directly in the near to intermediate term.

Prior to September 30, 2006, we issued certain notes payable totaling $855,000, including $245,000 from related parties, bearing interest at 10% per annum (the “10% Notes”). The 10% Notes and accrued interest were due through December 15, 2006.  All of the 10% Notes have been repaid.

We also issued an additional non-interest bearing note payable (the “Non-interest Note”) of $75,000 to James Wheeler, our Chief Executive Officer. The Non-interest Note is due in June 2008.

During the period from October 1, 2006 through December 19, 2006, we issued notes payable totaling $350,000, bearing interest at 10% per annum (the “Subsequent 10% Notes”). The Subsequent 10% Notes and accrued interest are due in March 2007.  In connection with the issuance of the Subsequent 10% Notes, we issued warrants to purchase an aggregate of 350,000 shares of our common stock.

We acquired rights to distribute soft serve ice cream and the related dispensers as evidenced by our licensing agreement with EZEE Whip, Ltd. (“EZEE”). The agreement shall continue unless and until terminated by either party for cause. Under this licensing agreement, we have agreed to pay guaranteed minimum royalties ranging from $125,000 to $790,000 per year until the end of the patent.

We also entered into an exclusive supply agreement with a vendor to obtain ice cream dispensing product. The initial term of the agreement is ten years.  In connection with the supply agreement, we will receive $0.08 per cartridge shipped to our customers.  In addition, we have agreed to reimburse the vendor for up front costs incurred by the vendor to design and manufacture the dispensing product.  Such amounts are repaid at a rate of $0.01 per cartridge over a period of not longer than three years.  The amount we have agreed to pay for the initial tooling costs approximated $400,000.

In connection with our purchase of Avalanche, we will pay Avalanche shareholders $500,000 due within two weeks of the Closing and the remaining $800,000 due based on Avasoft achieving certain performance targets related to overall dairy cartridge sales.

We currently have no other material commitments for capital expenditures. Other than working capital and loans, we presently have no other alternative source of working capital. We want to upgrade our sales and marketing group, in order to gain greater market share and to expand our products. We do not have sufficient working capital to fund such endeavors as well as providing working capital necessary for our ongoing operations and obligations. We will need to raise additional working capital to complete this project. We may seek to raise additional capital through the sale of equity securities. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available in terms acceptable to our company. At this time, we have no commitments or plans to obtain additional capital.

Going Concern

The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred an operating loss and had negative cash flow from operations for the period from Inception through September 30, 2006, and has as an accumulated deficit of $2,430,132 and a working capital deficit of $1,617,752 at September 30, 2006.  These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Results of Operations

Period From Inception through September 30, 2006

In the period ended September 30, 2006, Avasoft generated $250,231 in ice cream related revenues and an additional $144,091 in revenue from dispenser sales.  In addition, we generated $89,824 on royalty based revenues from a consolidated variable interest entity, Avalanche.  Total gross profit for the period was $103,598.  The largest operating expenses were SG&A expenses ($1,185,845) and payroll related expenses ($822,829).  Avasoft experienced, during this time period, numerous startup expenses and was hampered by slower than expected fund raising which had the effect of limiting operations due to the need for capital and marketing investments.  Additional product research and development made several significant improvements during this period which, while increasing the overall likelihood of profitability, had the effect of limiting sales growth during the period ended September 30, 2006.

In 2007, Avasoft expects to benefit from product improvements, and access to capital to fund the needed marketing, sales, and infrastructure development to fuel growth.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

INFLATION

We believe that inflation has not had a material effect on our operations to date.

Critical Accounting Policies

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or services have been performed, the price is fixed or readily determinable and collectability is probable.  Sales are recorded net of sales discounts.

Royalties

Royalty revenue is recognized upon shipment of product by a vendor as set forth under the terms and conditions of a licensing agreement.

Ice cream products

Our ice cream products (the “Products”) are held by us at public warehouses. We arrange and maintain the Products while in the public warehouses’ possession at our expense. We have title to the Products when shipped from our vendors and while stored in the public warehouses.

Revenue is recognized upon shipment of Products from the public warehouses to our customers, which is when title transfers to the customers.

Dispensers

We offer an unconditional 30-day right of return on the sale of its dispensers. We recognize revenue on shipment and record a reserve for potential returns. We analyze sales returns in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 48, Revenue Recognition When Right of Return Exists. Estimates for sales returns are based on a variety of factors, including actual return experience. We review estimates for product returns based on expected return data communicated to us by our customers. Accordingly, we believe that its historical returns analysis is an accurate basis for its sales return accrual. We believe we have sufficient information and knowledge of our customers and of industry trends and conditions to adjust the accrual for returns when necessary. Actual results could differ from those estimates.

Our warranty policy during the first year after the sale includes an obligation to repair. We have a one-year warranty with the manufacturer, so there is little, if any, cost to us for warranty claims.

Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by us are recorded in cost of sales.

Income Taxes

We determine our income taxes under the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the consolidated financial statements carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004) (“SFAS 123(R)”), Share-Based Payment, to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, and supersedes Accounting Principles Board (“APB”) No. 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, SFAS No. 123 permitted entities the option of continuing to apply the guidance in APB No. 25, as long as the footnotes to financial statements disclosed what net income (loss) would have been had the preferable fair-value-based method been used. We were required to apply SFAS 123(R) as of January 1, 2006. We will apply SFAS 123(R) to all stock-based employee compensation arrangements.

There have been no options issued to employees.

All issuances of our common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. In certain issuances, we may discount the value assigned to the stock issued for illiquidity and restrictions on resale.

Our accounting policy for equity instruments issued to consultants in exchange for goods and services follows the provisions of Emerging Issues Task Force ("EITF") 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant is reached or (ii) the date at which the consultant’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (“FIN 46R”).  FIN 46R introduces the VIE consolidation model, which determines control and consolidation based on potential variability in gains and losses of the entity being evaluated for consolidation.

We have determined that Avalanche is a VIE and that Avasoft is the primary beneficiary of the variable interest as a result of the terms of its licensing agreement.  Avalanche was originally formed to market the system developed in Europe for cartridge-based soft-serve ice cream.  Avalanche licensed this system from EZEE.  Avasoft was created to use the system and it pays royalties to EZEE.  As a result, Avasoft consolidated the assets and liabilities of Avalanche at their carrying values as the entities are considered under common control for accounting purposes.   Avasoft believes that its maximum exposure to loss as a result of its involvement with Avalanche consists of the royalties that are paid related to the licensing agreement.

RISK FACTORS

The securities offered hereby are speculative and involve a high degree of risk.  The risk factors described below summarize some of the material risks inherent in the Offering.  These risk factors are not presented in any particular order of significance.  Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and the Offering before making an investment decision.  You should also refer to the other information set forth in this Memorandum

Risks Related to the Company

We are an early stage company with a limited operating history and no significant revenues.

We were incorporated in November 2005 and only started shipping dispensers and cartridges in January 2006.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and all delays frequently encountered in connection with the formation of a new business, the commencement of operations and the competitive environment in which we intend to operate.  See our Financial Statements for the period from November 16, 2005 (inception) to September 30, 2006.  Our ability to implement a successful business plan remains unproven and no assurance can be given that we will ever generate sufficient revenues to sustain our business or make a profit.

As a newly-formed corporation, we have had very limited operations to date and expect to incur losses in the near future.  We will require additional financing to sustain our operations and without it we may not be able to continue our operations.

We are a newly-formed corporation and, as such, we have little revenue and anticipate that we will continue to incur losses and negative cash flow for the foreseeable future.  We believe that we will need to raise at least an aggregate of $3 million of financing in order to have sufficient financial resources to fund our operations for the next 12 months because we will likely be running a cash flow deficit for at least the next 12 months.  Our independent accountants have issued a going concern qualification in our financial statements as of and for the period ended September 30, 2006.  Since we recently commenced operations, we may not foresee all developments and problems that may occur and the amount of time and capital required to become profitable and cash flow positive. We may need additional funds to continue our operations, and such additional funds may not be available when required, or that such funding, if available, will be obtained on terms favorable to or affordable by us.

To date, we have financed our operations through equity and debt financing.  Our ability to arrange future financing from third parties will depend upon our perceived performance and market conditions.  Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately forcing us to go out of business. Should this occur, the value of our common stock could be adversely affected, and investors could lose your entire investment.

We have engaged in transactions with a company owned by four individuals who are directors, officers and shareholders.

As a result of the licensing agreement and subsequent acquisition of Avalanche Products, Inc., that is owned and operated by Messrs.  Jim Wheeler, Terence Worley, Gabe Arechaederra, and Andy Wells, the Company has consolidated Avalanche in accordance with FIN 46R.  Each of these  individuals  is  a  director,  officer  and shareholder with respect to both us and Avalanche

We have no committed sources of additional capital, if needed.

For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds from equity offerings. If our capital resources are insufficient, we will have to raise additional funds through equity or debt financing. We may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures.  We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our common stock.  If we choose to raise additional funds through the issuance of equity securities, investors may experience significant dilution of their ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

In order to purchase equipment or fund operations, Avasoft may issue additional debt instruments or preferred stock, which will have a senior claim on the assets of Avasoft in the event of a sale of assets. Debt service may cause a strain on our cash flow and impair our business operations.

We have only limited proven commercial products.

At present, we offer only ice cream products, of which we have only five flavors. While we intend to offer additional frozen dessert products, we can not guarantee that we will be able to do so. Moreover, the commercial acceptance of our existing product offering is still undetermined, as our sales efforts only began in January 2006 and we have sold only 20,000 cases of product.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategy, which would have a negative impact on our business and the value of your investment.

Our success depends on the skills, experience and performance of key members of our management team. We are heavily dependent on the continued services of James Wheeler, our Chief Executive Officer. We currently have long-term employment agreements with each of the members of our senior management team. If the services of key employees or contractors were to become unavailable to the Company, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company.  There is no assurance that Mr. Wheeler will continue to be available to the Company, although the Company has entered into a three-year employment agreement with him expiring in 2009.  Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may be insufficient to attract and retain key personnel.

We are also dependent for our success on our ability to attract and retain technical personnel, sales and marketing personnel and other skilled management.

Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Our business is dependent upon proprietary intellectual property rights, including rights licensed from third parties, over whom we have no control.

We do not own the patent rights that cover our product.  We license these patent rights from Ezee Whip Ltd., a third party over whom we have no control.  Our license rights may be diluted or compromised if they fail to vigorously pursue patent infringement actions.  Our competitive advantage would be lost if these patents were found to be invalid in the jurisdictions in which we sell or plan to sell our products.  In addition, our revenues would be materially adversely affected if our licensed intellectual property were found to infringe the intellectual property rights of others.  No assurance can be given that any measure we implement will be sufficient to protect our intellectual property rights.  If we cannot protect our rights, we may lose our competitive advantage.  There is no assurance that any of these protections can be maintained or that they will afford us a meaningful competitive advantage.  Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

Although we have the exclusive patent license for North America, there is the possibility of competition from Unilever.  Ezee Whip has agreed it will not prosecute a patent infringement action against Unilever should it sell products implementing the patent in North America.  We believe that Unilever has no intention of entering into the United States market during the next three to four years, and that we have created other significant barriers to entry for the soft-serve cartridge in the United States.  Since Unilever has significantly greater resources than we do, its entry into the United States market would have a material adverse effect on our revenue and likely force us to decrease our margins.

We are reliant upon macroeconomic factors that may effect the distribution of and demand for our product.

In addition to a general downturn in the economy and the reduction of discretionary spending, we may be affected by the increased price of commodities.  If petroleum prices continue to rise, we may be faced with increased shipping costs.  Such increases will likely also increase the cost of product ingredients and production materials, namely the cost of our ice cream cartridges and dispensers.  If milk prices increase, we would be faced with increased production costs.  These costs may affect our margins as we may be unable to pass along many of these increased costs to our customers.

We are heavily reliant on our suppliers and manufacturers, over whom we have no control.

We rely upon our three main manufacturing partners, Boehm, Norse and our regional dairies, for the production of our dispensers, cartridges and ice cream product.  If these manufacturers were unable to produce or ship their respective products in a timely manner, including as a result of lack of raw materials, labor disruption or inability to meet quality standards, it could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations.  Although we have formal agreements with each of these third party manufacturers through an affiliate, there is no assurance that Norse and/or Boehm will be able to satisfy its obligation throughout the term of such contract.  We have established no additional relationships in these necessary areas of our business. Should any of these companies go out of business, or become subject to financial difficulty, we may not be able to secure relationships with new product providers. Moreover, we or our partners may fall in breach of our existing agreements, meaning we could lose these existing relationships.  The loss of any of these manufacturers and the failure to adequately replace them would have a material adverse effect on our business, financial condition and results of operations.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

The soft serve ice cream industry is highly competitive with competitor experience ranging from well-established manufacturers to innovative start-ups but with little brand recognition or differentiation.   A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies.  We may also face competition from U.S. companies that market competing “one-shot” systems, dipping cabinets, soft serve ice cream machines, novelty ice cream, retail ice cream, frozen yogurt, non-dairy frozen desserts, and non-frozen snack foods such as popcorn (theaters), candy or soft drinks.  We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common stock.

Our business is reliant upon favorable weather conditions.

Because we offer a frozen dessert product, we are heavily reliant upon warm climates, especially in our primary markets. Should negative climatic conditions occur in these areas, we may suffer a lack of consumer demand and reduced sales figures.  Moreover, our business is in large part subject to seasonality and may incur significant slow-downs over several periods within the calendar year.

The U.S. government may place regulatory mandates or limitations on the ice cream market.

While we are not directly subject to the rules and regulations of the USDA or Healthy Safety Board, we are greatly affected by certain governmental mandates that may affect our market. Dairies who supply the ice cream are subject to FDA and USDA regulations.  Our business may be detrimentally affected by the imposition of more stringent nutritional guidelines for school programs or by new labeling and/or packaging requirements for general market distribution.

Our business could be greatly affected by issues related to the shipping and transportation of our dispensers and product.

Because delivery of our product relies significantly on the reliability of shipping agents and temperature concerns, we subject ourselves to product liability issues during the delivery process.  Any disruption in the delivery process, such as union strikes by truckers, or the ability to temper products at delivery, may harm our relationships with our clients.

Our dairy products have perishability and inventory-related risks.

Dairy products, such as ice cream, are highly perishable and must be transported timely and efficiently within a precise temperature range. As a result, the Company is always subject to risk of spoilage or contamination of its dairy products. In addition, our dairy suppliers that fill the soft serve cartridges may be subject to claims for damages if contaminated food causes injury to consumers.  In addition, the delivery of contaminated or spoiled food could adversely effect the Company's reputation and have an adverse material effect on the Company's business, operations and finances.  In addition, dairy products have a limited shelf life. Because it is not practicable to hold excess inventory of perishable products, the Company's results of operations are partly dependent on its ability to accurately forecast its near-term sales in order to adjust its supply of products accordingly. Failure to accurately forecast product demand could result in the Company either being unable to meet higher than anticipated demand or producing excess inventory that cannot be profitably sold. The inability of the Company to meet higher than anticipated demand or excess production could have a material adverse effect on the Company's business, operations and finances.

Changing consumer preferences and dietary concerns may limit demand for our product and negatively affect our revenue.

As is the case with other companies marketing dairy products, the Company is subject to changing consumer preferences and nutritional and health-related concerns.   The Company believes that minimal processing and the absence of preservatives, additives, artificial sweeteners or artificial flavorings increases the attractiveness of its products to consumers.  The Company has not, however, sought to certify its products, such as the fat, cholesterol, calorie, sodium and lactose content of such products, as well as by a desire of certain consumers to purchase certified organic products.  The Company could become subject to increased competition from companies whose products or marketing strategies address these consumer concerns.

Dietary trends are in a constant state of flux and cause consumers to adjust eating habits as nutritional data and reports are constantly presented to the market. The Company may be adversely affected by any new data that presented negative statistics regarding the consumption of ice cream and related frozen dessert products.  Should new data show deleterious effects associated with the consumption of ice cream, demand for our product may be substantially reduced.

We could be adversely affected by diseases or epidemics that have an impact on the dairy market.

While our production partners undertake the strictest of health and safety controls, it is possible that foreign organisms can enter the production cycle and greatly affect the quality and safety of our product. Moreover, we could be faced by an epidemic-based infliction to the bovine industry, which would detrimentally affect the perception of the dairy industry and impede our ability to sell our product.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Other than our Chief Financial Officer, the rest of our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and affect programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, would then incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.  We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.  We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of January 1, 2007.  Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan.  If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

Our ice cream is designed for human consumption.  Although we currently have property insurance, and liability insurance, we may not be able to obtain all insurance policies that would adequately insure our business and property against damage, loss or claims by third parties from adverse judgments against us. To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, our financial condition may be materially adversely affected.   We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

MARKET RISKS

Our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Prior to the Share Exchange, our common shares have had no trading volume on the OTC Bulletin Board.  Through this Share Exchange, Avasoft has essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public.  Thus, we will be required to undertake efforts to develop market recognition for us and support for our shares of common stock in the public market.  The price and volume for our common stock that will develop after the Share Exchange cannot be assured.  The number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent.  This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days, weeks, months, or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give an investor any assurance that a broader or more active public trading market for our common stock will develop or be sustained.  While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the Common Stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition.  The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale.  These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future.  The potential volatility in our share price is attributable to a number of factors.  First, as noted above, our shares of common stock may be sporadically and thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•

quarterly variations in our revenues and operating expenses;

•

announcements of new products or services by us;

•

fluctuations in interest rates;

•

significant sales of our common stock, including “short” sales;

•

the operating and stock price performance of other companies that investors may deem comparable to us; and

•

news reports relating to trends in our markets or general economic conditions.

The stock market in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies.  These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  We have never paid dividends in the past.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law.  Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize their investment.

Our operating results may fluctuate significantly, and these fluctuations may cause our common stock price to fall.

Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter.  You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance.  Factors that may affect our quarterly results include:

•

market acceptance of our products and technologies and those of our competitors;

•

speed of commercialization of our early stage, state-of-the-art designs and developments;

•

our ability to attract and retain key personnel; and

•

our ability to manage our anticipated growth and expansion.

Our executive officers, directors and insider stockholders own or control at least  36% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.  Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your Shares.

We estimate that approximately 36% of our outstanding shares of common stock is owned and controlled by a group of insiders, including our directors and executive officers.  Such concentrated control of the Company may adversely affect the price of our common stock.  Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval.  These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required.  If you acquire Shares, you may have no effective voice in the management of the Company.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his securities at any reasonable price, if at all.

Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

The foregoing risk factors are intended only as a summary of certain risk factors attendant to an investment in the Securities.

DESCRIPTION OF PROPERTY

The Company’s headquarters is currently located at 2206 Plaza Drive, Suite 100, Rocklin, California  95765.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT PRIOR TO THE SHARE EXCHANGE

The following table sets forth, as of February 9, 2007, certain information regarding the ownership of the Company’s capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 9, 2007 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based on 1,210,000 shares of the Common Stock issued and outstanding as of February 9, 2007.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Robert Taylor	69,631	5.8%
	Jacque Taylor	69,631	5.8%
	Gary Crandall	2,500	*
	Tryant, LLC (2)	256,500	21.2%
	Gary Littler	500,000	41.32%
	All officers and directors as a group (3 persons)	141,762	11.7%

__________

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is 620 East 395 South, Salt Lake City, Utah 84107.

(2)	The address for Tryant LLC is 1608 W. 2225 S., Woods Cross, Utah 84087. The natural person with voting and investment power with respect to the securities is Jeff Jenson.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT AFTER THE SHARE EXCHANGE

The following table sets forth information as of February 10, 2007 with respect to the beneficial ownership of the outstanding shares of Company’s capital stock immediately following the Share Exchange by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Share Exchange; and (iii) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)
Common Stock	James Wheeler	4,703,030	31.0%
	Art Morley	30,000(3)	*
	Robert Duncan	0	0
	John Quereto	15,000(3)	*
	Terence Worley	707,071	4.6%
	All officers and directors as a group (4 persons) - Ownership of Common Stock	5,410,101	35.9%

 ___________

*	Less than one percent.

(1)

Unless otherwise noted, the address for each of the named beneficial owners is: 2206 Plaza Drive, Suite 100, Rocklin, California 95765.  Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes voting and/or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty days of the date of this offering memorandum are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership set forth in the above table, unless otherwise indicated.

(2)

The calculations of percentage of beneficial ownership are based on 15,148,315 shares of common stock outstanding as of February 10, 2007.

(3)

Consists of common stock underlying warrants that are exercisable within 60 days of February 12, 2007.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Exchange Transaction, effective February 9, 2007, Mr. Taylor resigned as Chief Executive Officer, Chief Financial Officer and sole Director of the Company,

On February 9, 2007, the Board of Directors, appointed James Wheeler as Chief Executive Officer and a Director, and Robert Duncan as Chief Financial Officer and a Director.  The Board of Directors also appointed  Terence Worley as a new Director on the Board.  Art Morley and John Quereto were appointed as Vice President and Chief Operating Officer, respectively.

The following tables summarizes the Company's current executive officers and directors and the proposed executive officers and directors of the Company:

Name	Age	Position
James Wheeler	43	Chief Executive Officer and Director
Robert Duncan	48	Chief Financial Officer and Director
Terence Worley	42	Director
Art Morley	59	Vice President
John Quereto	38	Chief Operating Officer

James Wheeler, Chief Executive Officer and Director

Mr. Wheeler founded Avasoft in November 2005 and has been its Chief Executive Officer since then.  Mr. Wheeler has been an executive for numerous years in the food service industry, managing both product and food equipment development and marketing. This includes establishing distributor and broker networks and directing their marketing efforts. He is experienced in negotiations with large national and international accounts. Mr. Wheeler has been granted numerous U.S. patents and subsequently brought those products to market as a president or vice president of several start-up firms.  From December 2003 to the present, he has served as President of Avalanche Products, Inc.  From December 1999 to December 2003, he worked as the President of Pinnacle Equipment, a food equipment company.

Art Morley – Vice-President Sales

Mr. Morley joined Avasoft as its President in January 2006.  From January 2004 to December 2005,  he served as the President of TruServe Products, Inc., a start-up food service organization, and implemented a segmented marketing plan aimed at the convenience store, education and military sectors.   He served in various positions at Nabisco Foods from 1972 to January 2004, most recently as a National Account Manager.  Mr. Morley has been a sales management professional for over two decades, with expertise in business development and account management. He has a strong background in consumer foods and national brands from his employment at Kraft/Nabisco for more than 20 years.  He assumed key roles in the Kraft/Nabisco organization, managing U.S. sales from Chicago to the West Coast including distribution of all Kraft/Nabisco products.  Mr. Morley is knowledgeable in operations, human resources, budgeting, staff supervision and broker relations.

Robert Duncan – Chief Financial Officer and Director

Mr. Duncan has ten years’ experience as Chief Financial Officer, including time spent in both private and publicly traded companies.  He has served as our Chief Financial Officer since January 2006.  He also serves as Chief Executive Officer of  Starpoint Strategies, Inc., a management consulting services company,  from July 2001 to the present.  He was the Senior Vice President of Finance at IMetrikus, Inc. from March 1999 to July 2001.  He has also guided several companies through the process of going public.  Mr. Duncan’s most notable public company experience was his role as Chief Financial Officer of AdForce, a $1.4 billion company purchased and brought private by CMGI during his tenure.  Mr. Duncan also spent six years at Deloitte & Touche, where he acted as Senior Manager and Senior Consultant, focusing on compensation and incentive programs. Mr. Duncan’s unique background and certifications have led to several roles in law, finance, accounting, tax and human resources, and represent both breadth and depth of experience in general business knowledge. Mr. Duncan received his B.S. degree, accounting and international relations, from Brigham Young University, his M.B.A and MIM degrees from the American Graduate School of Business, and his J.D. degree from Pepperdine University. Mr. Duncan is a member of the State Bar of California and is a licensed C.P.A. in California and Texas.

John Quereto – Chief Operating Officer

Mr. Quereto served in the operations & finance group of Pinnacle Entertainment from May 2001 to July 2003.  From July 2003 to the present he has served as a consultant to Expressworks International, a business consulting firm.  Mr. Quereto has managed and organized the launching of a diverse group of new products in cross-industry experiences. He has experience in both small start-up enterprises, as well as Fortune 100 companies.  A large portion of Mr. Quereto’s career was spent during his six-year tenure at Accenture. Mr. Quereto has also previously worked with Mr. Wheeler, as Chief Operating Officer of Pinnacle Equipment, where he demonstrated his ability to create and run a streamlined, efficient and customer-responsive organization. Mr. Quereto received his B.S. degree, psychology and business, from Brigham Young University and his Master’s of Organizational Behavior from the Marriott School.

EXECUTIVE COMPENSATION

Executive Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2006 and 2005.  The following table summarizes all compensation for fiscal years 2006 and 2005 received by our Chief Executive Officer or President, and all officers who earned more than $100,000 in fiscal year 2006.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Robert Taylor President and Chief Financial Officer	2006	--	--	--

There were no outstanding stock or option awards granted to our executive officers during the last fiscal year.

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

Robert Taylor		$12,000					$12,000

Jacque Taylor		$12,000					$12,000

Gary Crandall		$1,500					$1,500

(1)

For awards of stock, the aggregate grant date fair value computed in accordance with FAS 123R.  This includes 15,000 stock awards issued to HTS Leasing Company, an entity jointly owned by Robert Taylor and Jacque Taylor in December 2006 and 1,875 shares issued to Mr. Crandall on September 25, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Most of the Company’s strategic relationships were originally secured through its affiliate, Avalanche Products, Inc., an entity controlled by James R. Wheeler, our Chief Executive Officer, who owns 78% of Avalanche’s outstanding stock.  Avalanche originally assigned all of its contractual rights under agreements with Ezee Whip, Norse Dairy Systems and Boehm Pressed Steel to us and is entitled to receive a net royalty fee of $0.03 per cartridge sold.  Through an exclusive marketing agreement we hold with Avalanche, we have the exclusive rights to sell the ice cream product from the dairies directly to customers or through our or Avalanche’s relationships with food brokers and distributors.

In February 2007, we purchased all of the outstanding shares of Avalanche from Mr. Wheeler and the other Avalanche shareholders for $1.3 million cash, with $500,000 due within two weeks of signing and the remaining $800,000 due based on Avasoft achieving certain performance targets related to overall dairy cartridge sales.  We will assume the contracts originally entered into by Avalanche with our strategic partners.

DESCRIPTION OF SECURITIES

GENERAL

Our Company’s Articles of Incorporation provide for authority to issue 100,000,000 shares of Common Stock with a par value of $0.001 per Share. Immediately after the Closing, the capitalization of our Company consisted of 15,148,315 shares of Common Stock.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

PREFERRED STOCK

Our Articles of Incorporation provides for authority to issue 10,000,000 million shares of preferred stock, $0.001 per share.  As of this date, we have issued no shares of preferred stock.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "VNUN.OB".  The following table sets forth the high and low bid information for the common stock for each quarter since the stock was first listed for trading, as reported by the Over-the-Counter Electronic Bulletin Board.  The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	LOW	HIGH
2006
Fourth Quarter	.60	1.25
Third Quarter	*	*
Second Quarter	*	*
First Quarter	*	*

2005
Fourth Quarter	*	*
Third Quarter	*	*
Second Quarter	*	*

* No trades of our common stock during this period.

As of February 9, 2007, there were approximately 135 stockholders of record of our common stock.

DIVIDENDS

We have never paid any dividends on the common stock or the preferred stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the preferred stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is American Registrar & Transfer Co. and their address is 342 East 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.  Their telephone number is (801) 363-9065.

EQUITY COMPENSATION PLAN INFORMATION

None.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation or other business disputes including patent infringement, defamation and unfair competition. The Company’s management is not aware of any material legal proceedings pending against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with the Company’s independent auditors. The Company engaged its independent auditors, Pritchett Siler & Hardy, P.C. prior to 2004.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Share Exchange Agreement entered by and among shareholders of Avasoft Corporation, a California corporation (“Target”), shareholders of the Target (the “Target Shareholders”), on the one hand, and Tryant, LLC (the “Parent Shareholder”), and the Company on the other hand, the Company issued shares of the Company’s Common Stock (the “Parent Shares”) to the Target Shareholders in exchange for 100% of the common stock of Target. The Parent Shares equaled 91% of the outstanding shares of the Registrant’s common stock. The issuance of the Parent Shares to the Target Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Target Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each person understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On February 9, 2007 Tryant, LLC converted certain debt obligations of approximately $9,500into 235,780 shares of our common stock.  The issuance of our Shares to Tryant was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No officer or Director of the Company shall be liable to the Company or its shareholders for the damages for the breach of a fiduciary duty as a Director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Company may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Company has the authority to indemnify him against such liability or expense.

The Company shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Company. The expenses of officers and Directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Agreement entered by and among shareholders of Avasoft Corporation, a California corporation (“Target”), shareholders of the Target (the “Target Shareholders”), on the one hand, and Tryant, LLC (the “Parent Shareholder”), and the Company on the other hand, the Company issued shares of the Company’s Common Stock (the “Parent Shares”) to the Target Shareholders in exchange for 100% of the common stock of Target. The Parent Shares equaled 91% of the outstanding shares of the Registrant’s common stock. The issuance of the Parent Shares to the Target Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Target Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each person understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On February 9, 2007 Tryant, LLC converted certain debt obligations into 235,780 shares of our common stock.  The issuance of our Shares to Tryant was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

Under the Exchange Agreement, on the Closing Date, the Registrant issued Parent Shares to the Target Shareholders in exchange for 100% of the common stock of Target.  On the Closing Date, the Registrant issued one Parent Share to the Target Shareholders in exchange for each Target Share.  In addition, all options and warrants (“Derivative Security”) that may be exercised into Target Shares shall be exchanged for Derivative Securities that may be exercised into Parent Shares.  The number of Parent Shares underlying the new Parent Derivative Security will equal the number of Parent Shares that would have been issued to the Target security holder, had he exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing.

The Board of Directors of the Registrant has approved the Exchange Agreement and the transactions contemplated thereunder.  Target’s directors and the Target Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”).

As a result of this transaction, the Target Shareholders acquired control of the Company because the Parent Shares entitle the Target Shareholders to hold 91% or the majority number of voting shares of the Company. As a result of this change in change in control, the current members of the Board of Directors agreed to resign their director and officer positions.  Further, prior to their resignation the Board of Directors  (the “Board”), appointed the following persons as directors and officers:

Name	Position

James Wheeler	Chief Executive Officer, Co-Founder and Director

Robert Duncan	Chief Financial Officer and Director

Terence Worley	Director

Art Morley	Vice President

John Quereto	Chief Operating Officer

Item 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation of Directors

Effective February 9, 2007, each of Robert Taylor, Jacque Taylor and Gary Crandall (“Former Directors”) resigned as members of the board of directors of the Registrant. There were no disagreements between any of the Former Directors and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to each of such persons and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from any of the Former Directors as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b) Resignation of Officers

Effective February 9, 2007, the following persons resigned as officers of the Registrant.

Name	Position
Robert Taylor	President, Chief Financial Officer

Jacque Taylor	Secretary

Gary Crandall	Treasurer

(c) Appointment of Directors

Effective February  9, 2007, James Wheeler, Robert Duncan, Terence Worley and were appointed as a members of the Registrant’s Board of Directors.

Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d) Appointment of Chief Executive Officer and Chief Financial Officer

Effective February 9, 2007, Mr. James Wheeler was appointed as Chief Executive Officer of the Registrant.

Effective February 9, 2007, Mr. Robert Duncan was appointed as the Chief Financial Officer of the Registrant.

Mr. Wheeler and Mr. Duncan have no family relationships with any of the Company’s other executive officers or directors.  Related party transactions involving Mr. Wheeler and Mr. Duncan are described in Item 2.01 above.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

Under the Exchange Agreement, on the Closing Date, the Registrant issued Parent Shares to the Target Shareholders in exchange for all of the common stock of Target.  On the Closing Date, the Registrant issued one Parent Share to the Target Shareholders in exchange for each Target Share.  In addition, all options and warrants (“Derivative Security”) that may be exercised into Target Shares shall be exchanged for Derivative Securities that may be exercised into Parent Shares.  The number of Parent Shares underlying the new Parent Derivative Security will equal the number of Parent Shares that would have been issued to the Target security holder, had he exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing.  As a result of the Exchange, Target shareholders owned 91% of Parent after the Closing Date.

The closing of this transaction (the “Closing”) occurred on February 9, 2007.

Item 9.01    FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired

The audited financial statements of Target for the period from Inception to September 30, 2006 are incorporated herein by reference to Exhibit 99.4 to this Current Report.

(b)  Pro Forma Financial Statements

Since Ventures-United’s continuing operations and balance sheet are not significant, a pro forma balance sheet and statement of operations are not presented.

Item 9.01

INDEX TO EXHIBITS.

Exhibit Number	Description
2.1	Share Exchange Agreement by and among Avasoft, Inc. (“Avasoft”), Ventures-United, Inc., the shareholders of Avasoft, and Tryant, LLC dated February 9, 2007 (1)
2.2	Securities Purchase Agreement by and between Avasoft and Avalanche Products, Inc. dated as of February 7, 2007
3.1	Articles of Incorporation of Ventures-United, Inc. as filed with the State of Nevada, as amended. (2)
3.2	Bylaws of Ventures-United, Inc. (2)
4.1	Loan Agreement dated as of June 14, 2006 by and between Avasoft and James Wheeler (1)
10.1	Form of Subscription Agreement and Instructions by and between Avasoft, Inc. and the subscriber purchasing Avasoft securities. (1)
10.2	Master Service Agreement by and between Avasoft and Quereto, Inc. dated July 1, 2006 (1)
10.3	Employment Agreement by and between Avasoft and Arthur Morley dated January 2, 2006 (1)
10.4	Office Lease between E.H. Wheeler Company, LLC and Avasoft dated December 2005 (1)
10.5	Placement Agency Agreement dated as of May 25, 2006 by and between Brookstreet Securities Corporation and Avasoft (1)
10.6	Employment Agreement by and between Avasoft and James Wheeler dated January 2, 2006 (1)
10.7	Master Services Agreement by and between Avasoft and Starpoint Strategies dated November 14, 2005 (1)
10.8	Exclusive Distribution Agreement dated June 27, 2006 between Avasoft and Piancone Group International (1)*
10.9	Agreement by and between Avalanche Products Inc. (“Avalanche”) and Boehm Pressed Steel Company dated October 12, 2004 (1)*
10.10	Agreement by and between Avalanche and Norse Dairy Systems dated October 13, 2004 (1)*
10.11	Amendment to Agreement by and between Avalanche and Norse Dairy Systems dated April 28, 2006 (1)
10.12	Manufacturing License between Ezee Whip Ice Cream (Overseas) Limited and Avalanche dated January 28, 2005 (1)*
10.13	Supplementary Agreement between Ezee Whip Ice Cream (Overseas) Limited and Avalanche*
10.14	Amendment to Manufacturing License and Supplementary Agreement dated May 10, 2006 between Ezee Whip Ice Cream (Overseas) Limited and Avalanche
99.1	Letter of Resignation by Mr. Robert Taylor to the Board of Directors of Ventures-United, Inc. (1)
99.2	Letter of Resignation by Mr. Jacque Taylor to the Board of Directors of Ventures-United, Inc. (1)
99.3	Letter of Resignation by Mr. Gary Crandall to the Board of Directors of Ventures-United, Inc. (1)
99.4	Financial statements of Avasoft for the period from November 16, 2005 (inception) to September 30, 2006 (1)

___________

(1)	Filed herewith.
(2)	Previously Filed.
*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

____________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007	Ventures-United, Inc.

	By:	/s/ James Wheeler
James Wheeler
Chief Executive Officer

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